Exhibit 99.1

For Release 6:00 p.m. CT

November 10, 2025

Surmodics Announces U.S. District Court Denies Request for Preliminary Injunction to Block Proposed Acquisition by GTCR

EDEN PRAIRIE, Minn. — November 10, 2025 — Surmodics, Inc. (Nasdaq: SRDX) (“Surmodics” or the “Company”), a leading provider of medical device and in vitro diagnostic technologies to the health care industry, today announced that the United States District Court for the Northern District of Illinois (the “District Court”) has denied a request by the U.S. Federal Trade Commission (the “FTC”) and certain state regulators to issue a preliminary injunction that would have prevented the Company and GTCR LLC (“GTCR”) from consummating the proposed acquisition of the Company by an affiliate of GTCR (the “Merger”).

Consummation of the Merger remains subject to a Temporary Restraining Order under which the parties to the Merger agree not to consummate the Merger prior to 5:00 p.m. Central time on Monday, November 17. It also remains subject to the satisfaction or waiver of closing conditions set forth in the agreement related to the Merger (the “merger agreement”), including (1) the absence of any injunction or other legal restraint or prohibition that would prevent or prohibit the consummation of the Merger, (2) the absence of a “Company Material Adverse Effect” (as defined in the merger agreement) with respect to the Company and (3) other customary closing conditions.

“The District Court’s ruling is a significant step toward being able to complete the Merger, which we continue to believe will position the Company to continue to deliver compelling benefits for physicians, patients and customers going forward,” said Gary Maharaj, President and CEO of Surmodics, Inc. “I would like to extend a heartfelt thanks to our legal advisors for their hard work in helping Surmodics to defend this proposed transaction in court, and to our employees for their unwavering dedication to maintaining our excellent operating performance.”

About Surmodics, Inc.

Surmodics is a leading provider of performance coating technologies for intravascular medical devices and chemical and biological components for in vitro diagnostic immunoassay tests and microarrays. Surmodics also develops and commercializes highly differentiated vascular intervention medical devices that are designed to address unmet clinical needs and engineered to the most demanding requirements. This key growth strategy leverages the combination of the Company’s expertise in proprietary surface modification and drug-delivery coating technologies, along with its device design, development, and manufacturing capabilities. The Company’s mission is to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the Company makes with the Securities and Exchange Commission (the “SEC”).

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements regarding completion of the Merger, the Company’s belief that the Merger will position the Company to continue to deliver compelling benefits for physicians, patients and customers, when the pending Merger will be consummated, if at all, and its potential consequences, including the expected financing of the Merger, the expectation that the Company will be privately held after the Merger, and conditions for consummation of the Merger, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Surmodics Investor Inquiries:

Jack Powell, Investor Relations

ir@surmodics.com

Surmodics Public Relations Inquiries:

pr@surmodics.com